UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 13, 2004

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

National City Center
115 W. Washington St., Suite 15 East
Indianapolis, IN  46204
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code      (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On October 14, 2004 (the “Closing Date”), Simon Property Group, Inc. (“Simon”) acquired Chelsea Property Group, Inc. (“Chelsea”) pursuant to an Agreement and Plan of Merger, dated as of June 20, 2004 (the “Merger Agreement”), by and among Simon, Simon Property Group, L.P. (“SPG LP”), Simon Acquisition I, LLC (“Merger Sub”), Simon Acquisition II, LLC (“L.P. Merger Sub”), Chelsea and CPG Partners, L.P. (“CPG LP”).  On the Closing Date, Simon acquired all of the outstanding common stock of Chelsea and all of the operating partnership units of Chelsea’s operating partnership, CPG LP, in a transaction (the “Transaction”) valued at approximately $3.5 billion.  Simon also assumed Chelsea’s existing indebtedness and preferred stock, which totaled approximately $1.3 billion as of June 30, 2004.  Pursuant to the Merger Agreement, Merger Sub, a wholly owned subsidiary of SPG LP, was merged with and into Chelsea on the Closing Date with Chelsea as the surviving entity (the “REIT Merger”).

Simon paid consideration of $67.61 per share for all of Chelsea’s outstanding common stock.  The consideration to Chelsea’s common shareholders was comprised of $36.00 in cash, $16.61 of Simon common stock based on a fixed conversion ratio of 0.2936 of a share of Simon common stock per Chelsea common share and a Closing Date closing price for Simon common stock of $56.58 per share, and $15.00 of Simon 6% Series I Convertible Perpetual Preferred Stock (the “Series I Preferred Stock”).  The shares of Series I Preferred Stock yield 6.0%, have a liquidation preference of $50 per share, and are convertible into Simon common stock at $63.86 per share, with a contingent conversion feature of an additional 25%.  This was a taxable transaction to Chelsea common shareholders.  Upon the consummation of the Transaction, Chelsea became a subsidiary of the Simon operating partnership, SPG LP.

In connection with the Transaction, each outstanding common unit of CPG LP (“CPG LP Common Units”) (other than units owned by Simon, Chelsea or their respective wholly owned subsidiaries) was voluntarily exchanged for the right to receive (i) 0.6459 of a partnership unit in SPG LP (the “SPG LP Common Units”) and (ii) 0.6600 of a 6% Series I Convertible Perpetual Preferred Unit of SPG LP (the “Series I Preferred Units”).  The Series I Preferred Units have substantially the same economic terms as the Simon Series I Preferred Stock, except that they are, at the option of the holder, (i) convertible into SPG LP Common Units on substantially the same terms and at the same conversion rate as the Simon Series I Preferred Stock is convertible into Simon common stock and (ii) exchangeable for either cash equal to the fair market value of such units or shares of Simon Series I Preferred Stock on a one-for-one basis, at Simon’s election.

In connection with the Transaction, each share of Chelsea’s 8 3/8% Series A Cumulative Redeemable Preferred Stock issued and outstanding immediately prior to the effective time of the REIT Merger (other than shares owned by Simon, Chelsea or their respective wholly owned subsidiaries) was converted into the right to receive one fully paid and nonassessable share of Simon 8 3/8% Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”).

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Transaction and effective as of October 14, 2004, Mr. David C. Bloom, the Chief Executive Officer of Chelsea, was appointed to the Simon Board of Directors as a non-

voting Advisory Director.  Mr. Bloom will not serve on any committees of Board of Directors of Simon.

With respect to the information required by Item 404(a) of Regulation S-K, Simon hereby incorporates by reference the information contained in Amendment No. 1 to Simon’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2004 under the caption “Interests of Chelsea Directors and Officers in the Mergers” appearing on pages 66 through 73 thereof, which information is attached hereto as Exhibit 99.2.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 13, 2004, in connection with the Transaction described in Item 2.01 above, Simon caused to be filed with the Secretary of State of the State of Delaware a Certificate of Designation of 6% Series I Convertible Perpetual Preferred Stock and a Certificate of Designation of 8 3/8% Series J Cumulative Redeemable Preferred Stock.  These Certificates of Designation were adopted by resolution of Simon’s Board of Directors pursuant to Article Sixth of the Restated Certificate of Incorporation of Simon (the “Charter”), which vests in Simon’s Board of Directors the authority to provide for the authorization and issuance of one or more series of preferred stock within the limitations and restrictions set forth in the Charter.

The Series I Preferred Stock and the Series J Preferred Stock have such voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions thereof as are set forth in their respective Certificates of Designation, which Certificates of Designation are attached hereto as Exhibits 3.1 and 3.2, respectively, and which are incorporated herein by reference.

Item 8.01                                             Other Events

On October 14, 2004, Simon and Chelsea issued a joint press release announcing the closing of the Transaction described in Item 2.01 above.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(a)                                  Financial Statements of Business Acquired

The required financial statements of Chelsea will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)                                 Pro Forma financial information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)                                  Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

3.1                               Certificate of Designation of 6% Series I Convertible Perpetual Preferred Stock of Simon Property Group, Inc.

3.2                               Certificate of Designation of 8 3/8% Series J Cumulative Redeemable Preferred Stock of Simon Property Group, Inc.

99.1                         Press Release

99.2                         Disclosure appearing under the caption “Interests of Chelsea Directors and Officers in the Mergers” beginning on page 67 of Amendment No. 1 to the Registration Statement on Form S-4 of Simon Property Group, Inc. filed with the Securities and Exchange Commission on September 9, 2004, which disclosure is incorporated herein by reference to such registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2004

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
		Name:	Stephen E. Sterrett
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of 6% Series I Convertible Perpetual Preferred Stock of Simon Property Group, Inc.

3.2	Certificate of Designation of 8 3/8% Series J Cumulative Redeemable Preferred Stock of Simon Property Group, Inc.

99.1	Press release dated October 14, 2004

99.2

Disclosure appearing under the caption “Interests of Chelsea Directors and Officers in the Mergers” beginning on page 67 of Amendment No. 1 to the Registration Statement on Form S-4 of Simon Property Group, Inc. filed with the Securities and Exchange Commission on September 9, 2004, which disclosure is incorporated herein by reference to such registration statement.